United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 28, 2019

Date of Report (Date of earliest event reported)

Orisun Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39014	83-2479505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Madison Avenue, Room 543 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 220-3541

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.00001 par value, one Redeemable Warrant to acquire one-half of one share of Common Stock, and one Right to acquire one-tenth (1/10) of a share of Common Stock	ORSNU	NASDAQ Capital Market
Common Stock	ORSN	NASDAQ Capital Market
Warrants	ORSNW	NASDAQ Capital Market
Rights	ORSNR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated August 7, 2019, Orisun Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 4,000,000 units (the “Units”). Each Unit consists of one share of common stock (“Common Stock”), one warrant (“Warrant”) entitling its holder to purchase one-half of one share of Common Stock at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $40,000,000. The Company granted the underwriters a 45-day option to purchase up to 600,000 additional Units to cover over-allotments, if any.

As also previously disclosed in the Current Report, simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 220,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,200,000.

Subsequently, on August 26, 2019, the underwriters exercised the over-allotment option in part, and the closing of the issuance and sale of the additional Units occurred on August 28, 2019. The total aggregate issuance by the Company of 440,024 units at a price of $10.00 per unit resulted in total gross proceeds of $4,400,240. On August 28, 2019, simultaneously with the sale of the over-allotment units, the Company consummated the private sale of an additional 13,201 Private Units, generating gross proceeds of $132,010. On August 29, 2019, the underwriters canceled the remainder of the over-allotment option. In connection with the cancellation of the remainder of the over-allotment option, the Company will cancel an aggregate of 39,990 shares of Common Stock issued to Everstone Investments LLC, the Company’s sponsor, prior to the IPO and Private Placement.

A total of $44,400,240 of the net proceeds from the sale of Units in the initial public offering (including the over-allotment option units) and the private placements on August 6, 2019 and August 28, 2019, were placed in a trust account established for the benefit of the Company’s public shareholders. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

The Private Units are identical to the Units sold in the IPO. However, the holders have agreed to certain restrictions on the Private Units, as described in the Registration Statement. Additionally, the holders agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The holders were granted certain demand and piggyback registration rights in connection with the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Pro-Forma Balance Sheet dated August 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2019

ORISUN ACQUISITION CORP.

By:	/s/ Wei Chen
Name:	Wei Chen
Title:	Chief Executive Officer